UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2018

AG&E HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Illinois	1-8250	36-1944630
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

223 Pratt Street, Hammonton, New Jersey 08037
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (609) 704-3000

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On September 6, 2018, AG&E Holdings, Inc. (the “Company”) received a letter (the “Default Letter”) from its lender, North Mill Capital LLC (“North Mill”), asserting that an Event of Default had occurred under Section 8.4 of the Loan and Security Agreement, dated as of November 22, 2017, between the Company’s subsidiary and North Mill, due to a material adverse change in the Company’s business and financial condition resulting from (i) the Company’s net losses in the six months ended June 30, 2018, and (ii) the termination of the Company’s relationship with a significant vendor, as reported by the Company in its Quarterly Report on Form 10-Q for quarter ended June 30, 2018. North Mill further advised the Company in the Default Letter, that as a result of such Event of Default, North Mill has increased the interest rate under the Loan and Security Agreement by six percent over the current rate, and reserves all of its other rights under the Loan and Security Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG&E HOLDINGS INC.

By: /s/ Francis X. McCarthy
Name:	Francis X. McCarthy
Title:	Chief Financial Officer, Treasurer and Secretary

Date:     September 13, 2018